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                                EXHIBIT 99(a)




MOBLEY ENVIRONMENTAL SERVICES INC./NEWS


FOR IMMEDIATE RELEASE:
Mobley Environmental Services Contacts
W. Christopher Chisholm, Chief Financial Officer or Scott Edwards, Marketing Manager
281/383-7033


MOBLEY COMPLETES SALE OF OILFIELD ASSETS TO DAWSON

   HOUSTON, January 21, 1997 -- Mobley Environmental Services, Inc. completed yesterday the sale of the oilfield services assets of Mobley Company, its wholly owned subsidiary, to Dawson Production Services, Inc.
(NASDAQ/NM:DPSI). Terms of the transaction included a payment to Mobley of approximately $4.9 million in cash and a subordinated note for $500,000.

   Mobley Environmental Services is a Texas-based recycling company that specializes in the collection, treatment, recycling and management of a wide range of non-hazardous liquid hydrocarbons, used oil filters and related materials.

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